UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

February 25, 2005

GANNETT CO., INC.
(Exact name of registrant as specified in charter)

Delaware	1-6961	16-0442930
(State or Other Jurisdiction of Incorporation or Organization of Registrant)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia		22107-0910
(Address of principal executive offices)		(Zip Code)
(703) 854-6000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

On February 25, 2005, the Audit Committee of Gannett Co., Inc. (the "Company") dismissed PricewaterhouseCoopers LLP ("PwC") as the independent registered public accounting firm for the Company. On February 25, 2005, the Company's Audit Committee engaged Ernst & Young LLP ("E&Y") as its new independent registered public accounting firm.

The reports of PwC on the Company's consolidated financial statements for the years ended December 26, 2004 and December 28, 2003 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principle.

During the years ended December 26, 2004 and December 28, 2003, and through February 25, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their reports on the financial statements for such years.

During the years ended December 26, 2004 and December 28, 2003, and through February 25, 2005, there were no "reportable events" requiring disclosure pursuant to paragraph (a)(1)(v) of Item 304 of Regulation S-K.

The Company has provided PwC with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission. The Company requested PwC to furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter dated February 28, 2005 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

    (c) Exhibits

                See Index to Exhibits attached hereto.

SIGNATURE

    Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Gannett Co., Inc.

Date: February 28, 2005	By:	/s/ George R. Gavagan
George R. Gavagan
Vice President and Controller

INDEX TO EXHIBITS

Exhibit No.	Description

16.1	Letter of PricewaterhouseCoopers LLP.